Exhibit 99.2

August 15, 2006

FOR IMMEDIATE RELEASE

PLIANT REPORTS SOLID 2nd QUARTER RESULTS

Sales Continue to Grow

Second quarter sales were $289 million. This represents a $30 million increase over the second quarter of 2005 — an 11.5% increase. The company grew sales in each of its operating units — Engineered Films, Industrial Films and the Specialty Products Group. The company grew sales in each geography - US, Canada, Mexico, Germany and Australia. Included in this sales growth was a 3.9% increase in volume, measured in pounds.

Sales in the first half were a record at $587 million. This represents a 12.4% increase over the first half of 2005. Every division of the company reported increased sales. Included in this sales growth was a 2.6% increase in volume, measured in pounds.

EBITDA(R) Continues to Improve

Second quarter EBITDA(R) was $26.8 million. This represents a 6.5% increase over the second quarter of 2005. This is also a sequential increase of 11.5% versus the 1st quarter of 2006. The company remains focused on increasing EBITDA(R) via accretive sales growth, lean business practices, cost reduction and innovation programs. EBITDA(R) is defined as EBITDA with the company’s restructuring expenses added back. During the second quarter of 2006, these restructuring expenses were mostly legal fees and financial advisor fees.

EBITDA(R) in the first half was $50.9 million. This represents an 8.4% increase over the first half of 2005.

Pliant Reduces its Debt and Strengthens its Balance Sheet

The company implemented its financial restructuring program on schedule and emerged from Chapter 11 on July 18, 2006. The centerpiece of the restructuring was a debt-for-equity swap which significantly reduced its debt, eliminated its mandatorily redeemable preferred stock, substantially reduced its interest expenses and improved its credit statistics.  This better positions the company to more actively pursue its objectives.

Operational Performance Continues to Improve

The company’s continuous improvement programs in its plants advanced again in the 2nd quarter of 2006.

•                  Gross waste was 9.2% versus 10.5% in the second quarter of 2005. This calculation is the inverse of first pass yield and reductions in this number free up capacity and lower conversion costs.

•                  Net waste was 4.0% versus 5.7% in the second quarter of 2005. This is the amount of resin that can not be reused back into the company’s film-making operations. Reductions in this number translate into higher EBITDA(R) and lower the company’s resin purchase requirements.

The company has a long term goal to have net waste rates that approach zero.

Innovation & Marketing Programs Advanced

Pliant continued its focus on innovation programs in the 2nd quarter of 2006. Pliant’s Sales, Marketing and Technical groups are working together to strike the right balance to drive focused applications for our customers, drive new growth programs for our Marquee Accounts and leverage our R&D resources to develop product and service offerings. With over 100 Technical and Marketing personnel working on innovation programs, Pliant is well positioned for growth now and in the future.

Pliant was awarded 4 additional multi-year R&D contracts from the U.S. Government in the second quarter of 2006.  The focus of the R&D on these new contracts is improved food shelf life, enhanced food quality, and securing the safety and well being of soldiers in the field.  The contract year on these contracts is July 1 to June 30 and the first year value of these contracts is $6.5 million. These contracts contribute to Pliant’s goal of being on the leading edge of packaging technology.

Completed a Small Acquisition

The company bought highly desirable select assets from a flexible packaging operation during the 2nd quarter and is installing this equipment into its plants in Langley, British Columbia; Macedon, NY and Bloomington, IN; and Naucalpan, Mexico facilities. Key assets are as follows:

•                  8 color press

•                  3 layer blown extrusion line

•                  Bag machine, slitters, ancillary equipment

The company has a balanced program to invest in cost reduction, accretive growth capacity and innovation projects.

2006 Full Year On Track

The company has solid momentum and a balanced plan for the second half of the year. The company is reconfirming its guidance of $107 million of EBITDA(R) for the year of 2006.

Summary Comments

Harold Bevis, President and CEO of Pliant Corporation said, “We were pleased with our performance in the 2nd quarter and in the first half of 2006. We are very excited about our future with our new capital structure. We intend to be a consistent and balanced investor in our company, our customer relationships and our employees.  This is a big breath of fresh air for us and will enable us to pursue our plans even more aggressively. We remain firmly committed to our strategically sound business plan built on sales growth, lean business practices, cost reduction and innovation.”

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21 E of the Securities Exchange Act of 1934.  Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information.  When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including, without limitation, management’s projection of future operating trends, are based upon current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but they may not be achieved.

There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this release.  Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this release are described in our annual report on Form 10-K for the year ended December 31, 2005.  Such risks, uncertainties and other important factors include, among others:

•                  general economic and business conditions, particularly an economic downturn;

•                  continuing losses and charges against earnings resulting from restructurings or the impairment of assets;

•                  industry trends;

•                  risks of high leverage and any increases in our leverage;

•                  interest rate increases;

•                  changes in our ownership structure;

•                  raw material costs and availability - particularly resin;

•                  the timing and extent to which we pass through resin cost changes to our customers;

•                  competition;

•                  the loss of any of our major customers;

•                  changes in demand for our products;

•                  new technologies;

•                  changes in distribution channels or competitive conditions in the markets or countries where we operate;

•                  costs and/or complications of integrating any future acquisitions;

•                  loss of our intellectual property rights;

•                  foreign currency fluctuations and devaluations and political instability in our foreign markets;

•                  changes in our business strategy or development plans;

•                  availability, terms and deployment of capital;

•                  labor relations and work stoppages;

•                  availability of qualified personnel; and

•                  increases in the cost of compliance with laws and regulations, including environmental laws and regulations.

There may be other factors that may cause our actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this release and are expressly qualified in their entirety by the cautionary statements included in this release.  We undertake no obligations to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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Pliant Corporation is a leading producer of value-added film and flexible packaging products for personal care, medical, food, industrial and agricultural markets. Pliant operates 23 manufacturing and research and development facilities around the world and employs approximately 3,049 people.

CONTACT:

Chris Sbertoli

Phone:  847-969-3348

Email:  chris.sbertoli@pliantcorp.com

Company Web Site:  www.pliantcorp.com